EXHIBIT 99.1

600 3rd Avenue, 42nd Floor, New York, NY 10016    (212) 684-0199

August 21, 2017	Jeremy R. Johnson (646) 289-6507 jeremy.johnson@polsinelli.com

By email (jeff@wealthcolony.com) and Regular Mail

Mr. Jeffrey Freedman

Wealth Colony SPV II, LP

745 Hope Road

Eatontown, NJ 07724

Re:	Letter Dated August 18, 2017

Dear Mr. Freedman:

We are counsel to Soupman, Inc. (the “Company”). The Company is in receipt of your letter dated August 18, 2017 (the “Letter”). The Company cannot acknowledge the actions you have taken because we are unable to verify, based on the information provided, that you have obtained the affirmative vote of the holders of a majority of the outstanding shares entitled to vote in order to remove a director. Further, the Company believes the written consents that you have obtained were obtained in violation of the Delaware General Corporation Law (“DGCL”) and the Securities Exchange Act of 1934, as amended (the “Act”). Finally, the Company believes you have not complied with certain procedural aspects of the Act in order for any written consents to become effective.

Exhibit A of the Letter contains certain written consents from stockholders of the Company. Based on the numbers you purport to hold in your Schedule 13D filing of August 18, 2017 and the number of shares referenced in each consent contained in Exhibit A of the Letter, the Company does not understand how you claim to have approximately 51% of the voting power of the Company’s outstanding stock. The Company requests that you provide us evidence of how the share amounts constitute approximately 51% of the voting power of the Company’s outstanding stock.

Additionally, §240.14a-2(b)(2) of the Act requires that you file a consent solicitation statement with the  Securities and Exchange Commission (“SEC”) prior to soliciting more than ten (10) stockholders of the Company (17 CFR §240.14a-2(b)(2)). The Company has reason to believe you have solicited the consents of more than ten (10) stockholders of the Company. Accordingly, because you have failed to file a consent solicitation statement in compliance with the Act, the consents you have obtained are invalid.

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Polsinelli PC, Polsinelli LLP in California

August 21, 2017

Further, and most importantly, to our knowledge you have not filed an information statement with the SEC, nor have you sent an information statement to all stockholders of the Company. The Act states that, “[An] information statement shall be sent or given at least 20 calendar days prior to the meeting date or, in the case of corporate action taken pursuant to the consents or authorizations of security holders, at least 20 calendar days prior to the earliest date on which the corporate action may be taken.” (17 CFR §240.14c-2). Thus, even if you have complied with the rules above, which the Company believes you have not, any action that you may have purportedly taken cannot, and will not, go into effect until 20 calendar days following such information being filed with the SEC and sent to all of the stockholders of the Company.

Finally, the Company also is investigating whether the material you used to solicit written consents contains false and misleading statements in violation of Rule 10b-5 of the Act (17 CFR §240.10b-5). To the extent that any materials used to solicit consents contained false and misleading statements, those consents will be invalid by the Company.

For each of the reasons stated above, the actions you purport to have taken by written consent are invalid. Therefore any actions you claimed to have taken or may take in the future as directors of the Company (including visiting the Company’s principal executive offices) will not be acknowledged by the Company, nor will they be a valid act of the Company. Finally, to the extent you are taking action in order to delay the pending sale of the Company’s assets currently scheduled for August 29, 2017, or should you take any further action in accordance with the positions described in your Letter, the Company reserves the right to advise the United States Bankruptcy Court of Delaware (the “Court”) in order to arrange a conference call with Judge Laurie S. Silverstein of the Court or to take any other action afforded to the Company under the DGCL, the federal securities laws or otherwise.

Sincerely,

/s/ Jeremy Johnson
Jeremy Johnson

cc:

Philip G. Feigen, Polsinelli PC

Jamieson Karson, Soupman, Inc.

Colin R. Robinson, Pachulski Stang Ziehl & Jones LLP